UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 19, 2004 (Date of earliest event reported)

MATRIXX INITIATIVES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-27646	87-0482806
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4742 North 24th Street, Suite 455
Phoenix, Arizona 85016
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (602) 387-5353

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

Matrixx Initiatives, Inc., the manufacturer of Zicam® Cold Remedy zinc products, convened a two-day meeting of a panel of physicians and scientists to review current information on smell disorders. The meeting was held in response to a poster presentation at the American Rhinological Society in September 2003 alleging an association between the use of Zicam and the onset of smell disorders.

The incidence of smell disorders in the United States is reported at 1-2% of the population. Reported post-marketing subjective complaints of distortion of sense of smell associated with Zicam are well below national levels.

In the opinion of the panel, there is insufficient scientific evidence at this time to determine if zinc gluconate, when used as recommended, affects a person’s ability to smell.

Panel members noted that upper respiratory infection is the most common cause of disorders of smell; and, therefore, any product to treat upper respiratory symptoms may be mistakenly associated with distortion of sense of smell.

The panel recommended additional animal and human studies to further characterize these post-marketing complaints. Study findings are expected to be available in 12 months.

Panel members included Lawrence DeSanto, M.D., Mayo Clinic, Scottsdale; Joseph E. Dohar, M.D., Children’s Hosital of Pittsburgh; Aiden L. Doyle, M.D., FACS, Pharmacetical Consultant, Central Nervous System; Jack M. Gwaltney Jr., M.D., University of Virginia Health System; Kathleen M. Guthrie, Ph.D., Department of Biomedical Science, Florida Atlantic University; Judith K. Jones, M.D., Ph.D., Pharmacoepidemiologist; Bao-Anh Nguyen-Khoa, Pharm. D., M.P.H., Pharmacoepidemiologist; Burton M. Slotnick, Ph.D., Department of Psychology, University of South Florida; Michael Zmuda, Ph.D., Regulatory Consultant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)

/s/ William J. Hemelt

William J. Hemelt
Executive Vice President, Chief
Financial Officer, Treasurer and
Secretary

Date: February 27, 2004